SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     February 22, 2001
                                                      -----------------


                     FIRST LITCHFIELD FINANCIAL CORPORATION
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               (Exact name of Registrant as Specified in Charter)


         Delaware                   0-28815                  06-1241321
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(State or other Jurisdiction      (Commission              (IRS Employer
    of Incorporation)             File Number)           Identification No.)


13 North Street, Litchfield, Connecticut                        06759
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:   (860) 567-8752
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report

Form 8-K, Current Report
First Litchfield Financial Corporation

Item 5.      Other Events.
             -------------

             A.    Stock Repurchase Program.
                   -------------------------
         The Board of Directors of First Litchfield Financial Corporation (the "Corporation"), parent company of The First National Bank of Litchfield, approved a stock repurchase program to acquire up to an aggregate of 50,000 shares of the Corporation's outstanding shares, which would represent approximately 3.3% of the outstanding company stock of the Corporation.

             B.    Cash Dividend.
                   --------------

         The Board of Directors of the Corporation declared a $0.10 per share quarterly cash dividend at their February 22, 2001 Board Meeting.

         The quarterly cash dividend will be paid on April 25, 2001 to stockholders of record as of March 9, 2001.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



Dated:  February 26, 2001               FIRST LITCHFIELD FINANCIAL CORPORATION



                                        By  /s/ Jerome J. Whalen
                                           -------------------------------------
                                           Jerome J. Whalen
                                           President and Chief Executive Officer